SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 9, 2004

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-32179	02-0478229
(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 683-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 12, 2004, the Company entered into an Executive Agreement with Charles R. Carelli, Jr., in connection with Mr. Carelli’s appointment as Corporate Controller (principal accounting officer).  This agreement provides that upon a termination of Mr. Carelli’s employment by the Company other than for cause, Mr. Carelli will be entitled to receive severance payments for a period of up to six (6) months at a rate equal to his base salary at the time of termination of employment.  A copy of this Executive Agreement is filed as Exhibit 10.1 to this Report on Form 8-K.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 9, 2004, Stephen A. Read resigned his officer position as Vice President and Corporate Controller (principal accounting officer) of EXACT Sciences Corporation.  On November 12, 2004, Mr. Read terminated all employment with the Company.  Following Mr. Read’s resignation of employment with the Company, the Company entered into a Separation Agreement and a Consulting Agreement with Mr. Read on November 12, 2004, whereby, among other things, Mr. Read agreed to provide to the Company certain consulting services and a general release.  Under the terms of the Separation and Consulting Agreements, the Company agreed to (i) continue to pay Mr. Read his base salary for a period of six months (in the total amount of $85,000) and to continue certain health benefits during such period, (ii) continue the vesting of his stock options until the earlier of May 12, 2005 or termination of his consulting relationship with the Company and (iii) extend the period under which Mr. Read may exercise vested stock options until February 10, 2006.

On November 9, 2004, the Company appointed Charles R. Carelli, Jr. as Corporate Controller (principal accounting officer) of the Company to serve until his successor is duly elected and has qualified or until his earlier resignation or removal.  The Company agreed to pay Mr. Carelli a signing bonus of $6,500 and an annual salary of $140,000.  The Company also granted him an option to purchase 20,000 shares of the Company’s common stock at an exercise price of $3.04 per share.  Mr. Carelli will also receive comprehensive group health, disability, disability and life insurance benefits and the opportunity to participate in the Company’s 401(k) Plan.

Prior to joining the Company, Mr. Carelli, age 33, was Director of Finance at Alkermes, Inc., a publicly traded pharmaceutical manufacturing, research and development company. From 1997 to 1999, Mr. Carelli served as Accounting Manager and then Director of Accounting at Creative BioMolecules, Inc., a publicly traded biotechnology company engaged in manufacturing and research using protein therapies.  Prior to this, Mr. Carelli worked at Deloitte & Touche LLP from 1993 to 1997 where he served as Senior In-Charge. Mr. Carelli is a Certified Public Accountant and holds a BA in Accounting, Magna Cum Laude, from Assumption College.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits:

10.1                           Executive Agreement between the Company and Charles R. Carelli, Jr. dated November 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT Sciences Corporation

November 12, 2004	By:	/s/ Jeffrey R. Luber
Jeffrey R. Luber
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive Agreement between the Company and Charles R. Carelli, Jr. dated November 12, 2004.